UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT
No. 333-256891
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT
No. 333-232177
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT
No. 333-204027
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT
No. 333-180814
UNDER THE SECURITIES ACT OF 1933
 _________________

SONIC AUTOMOTIVE, INC.
(Exact name of registrant as specified in its charter)
  _________________

Delaware	56-2010790
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4401 Colwick Road Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)
_________________

Sonic Automotive, Inc. 2012 Stock Incentive Plan
Sonic Automotive, Inc. 2026 Equity Incentive Plan
(Full title of the plan)
_________________

Stephen K. Coss
Senior Vice President and General Counsel
Sonic Automotive, Inc.
4401 Colwick Road
Charlotte, North Carolina 28211
(Name and address of agent for service)
_________________

(704) 566-2400
(Telephone number, including area code, of agent for service)
_________________

Copies to:

D. Ryan Hart, Esq.
Moore & Van Allen PLLC
100 North Tryon Street, Suite 4700
Charlotte, North Carolina 28202-4003
(704) 331-1000
 _________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Sonic Automotive, Inc. (the “Registrant”) previously filed Registration Statements on Form S-8 (File Nos. 333-256891, 333-232177, 333-204027 and 333-180814) with respect to shares of the Registrant’s Class A Common Stock, par value $0.01 per share (the “Common Stock”), issuable under the Sonic Automotive, Inc. 2012 Stock Incentive Plan (the “2012 Stock Incentive Plan”).
On April 29, 2026 (the “Approval Date”), the Registrant’s stockholders approved the Sonic Automotive, Inc. 2026 Equity Incentive Plan (the “2026 Equity Incentive Plan”) and, in connection therewith, no further awards will be made under the 2012 Stock Incentive Plan. The total number of shares of Common Stock authorized for issuance under the 2026 Equity Incentive Plan includes, in addition to 2,000,000 new shares (registered concurrently on a new registration statement on Form S-8): (i) 318,148 shares available for issuance but not issued or subject to outstanding awards under the 2012 Stock Incentive Plan as of the Approval Date and (ii) an aggregate of up to 889,020 shares subject to awards under the 2012 Stock Incentive Plan as of the Approval Date that subsequently cease to be subject to such awards, such as by expiration, cancellation, forfeiture or cash settlement of the awards (together, the “Prior Plan Shares”).
In accordance with Item 512(a)(1)(iii) of Regulation S-K and Compliance and Disclosure Interpretation 126.43, this Post-Effective Amendment No. 1 to Registration Statement No. 333-256891, Post-Effective Amendment No. 1 to Registration Statement No. 333-232177, Post-Effective Amendment No. 1 to Registration Statement No. 333-204027 and Post-Effective Amendment No. 1 to Registration Statement No. 333-180814 (together the “Post-Effective Amendments”) are hereby filed to cover the issuance of the Prior Plan Shares pursuant to the 2026 Equity Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a)(3) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to participants in the 2026 Equity Incentive Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the Note to Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

Except as indicated below, the following documents filed by the Registrant with the Commission are incorporated by reference in this registration statement:

•the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025;

•the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026;
•the Registrant’s Current Reports on Form 8-K filed on February 13, 2026, April 2, 2026 and May 1, 2026; and
•the description of the Registrant’s Common Stock contained in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K filed on February 23, 2026, including any amendment or report filed for the purpose of updating such description.
In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than those Current Reports on Form 8-K or portions thereof which “furnish” information pursuant to Item 2.02 or Item 7.01 of Form 8-K and any exhibits “furnished” in connection therewith, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

Set forth below is a description of certain provisions of the Registrant’s Amended and Restated Certificate of Incorporation, as amended (the “Amended and Restated Certificate of Incorporation”), the Registrant’s Amended and Restated Bylaws (the “Amended and Restated Bylaws”) and the General Corporation Law of the State of Delaware (the “DGCL”), as such provisions relate to the indemnification of the directors and officers of the Registrant. This description is intended only as a summary and is subject to, and is qualified in its entirety by reference to, the Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws and the DGCL.

Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful, except that, in the case of an action by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper. The Amended and Restated Bylaws provide that the Registrant will indemnify and advance expenses to its directors and officers to the fullest extent permitted by law.

Section 102(b)(7) of the DGCL permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision shall not eliminate or limit the liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders; (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) a director for unlawful payment of dividends or purchase or redemption of shares; (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit; or (v) an officer in any action by or in the right of the corporation. The Amended and Restated Certificate of Incorporation contains a provision limiting the personal liability of the Registrant’s directors and officers to the fullest extent permitted by law.

Section 145 of the DGCL also permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation. The Registrant maintains directors’ and officers’ liability insurance for its directors and officers, as permitted in the Amended and Restated Bylaws.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

Exhibit No.	Description

4.1
Amended and Restated Certificate of Incorporation of Sonic Automotive, Inc., dated August 7, 1997 (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K for the year ended December 31, 2020).

4.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Sonic Automotive, Inc., dated June 16, 1999 (incorporated by reference to Exhibit 3.3 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2017).

4.3
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Sonic Automotive, Inc., dated April 18, 2017 (incorporated by reference to Exhibit 3.4 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2017).

4.4
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Sonic Automotive, Inc., dated May 3, 2021 (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-8 filed June 8, 2021).

4.5
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Sonic Automotive, Inc., dated May 16, 2023 (incorporated by reference to Exhibit 3.6 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2023).

4.6	Amended and Restated Bylaws of Sonic Automotive, Inc., dated February 10, 2021 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed February 12, 2021).
4.7	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1/A filed October 17, 1997).
5.1
Opinion of Dykema Gossett PLLC as to the legality of the securities being registered with respect to the 2012 Stock Incentive Plan (incorporated by reference to Exhibit 5 to the Registration Statement on Form S-8 filed on April 18, 2012).

5.2
Opinion of Moore & Van Allen PLLC as to the legality of the securities being registered with respect to the 2012 Stock Incentive Plan (incorporated by reference to Exhibit 5.1 to the Registration Statement on Form S-8 filed on May 8, 2015).

5.3
Opinion of Moore & Van Allen PLLC as to the legality of the securities being registered with respect to the 2012 Stock Incentive Plan (incorporated by reference to Exhibit 5.1 to the Registration Statement on Form S-8 filed on June 18, 2019).

5.4
Opinion of Moore & Van Allen PLLC as to the legality of the securities being registered with respect to the 2012 Stock Incentive Plan (incorporated by reference to Exhibit 5.1 to the Registration Statement on Form S-8 filed on June 8, 2021).

5.5*	Opinion of Moore & Van Allen PLLC.
23.1*	Consent of Grant Thornton LLP.
23.2	Consent of Dykema Gossett PLLC (included in Exhibit 5.2)
23.3*	Consent of Moore & Van Allen PLLC (included in Exhibits 5.2. 5.3, 5.4 and 5.5).
99.1	Sonic Automotive, Inc. 2012 Stock Incentive Plan, amended and restated as of February 10, 2021 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed May 3, 2021).
99.2	Sonic Automotive, Inc. 2026 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed May 1, 2026).

*    Filed herewith.

Item 9.    Undertakings.

(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 5th day of May, 2026.

SONIC AUTOMOTIVE, INC.

By:    /s/ Heath R. Byrd
Heath R. Byrd
Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 5th day of May, 2026:

Signature	Title
/s/ David Bruton Smith David Bruton Smith	Chairman and Chief Executive Officer (Principal Executive Officer)
/s/ Jeff Dyke Jeff Dyke	President and Director
/s/ Heath R. Byrd Heath R. Byrd	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ William I. Belk William I. Belk	Director
/s/ William R. Brooks William R. Brooks	Director
/s/ Michael Hodge Michael Hodge	Director
/s/ Keri A. Kaiser Keri A. Kaiser	Director
/s/ B. Scott Smith B. Scott Smith	Director
/s/ Marcus G. Smith Marcus G. Smith	Director
/s/ Eugene Taylor R. Eugene Taylor	Director